                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 1, 2002
                                                        ----------------


                            eSynch Corporation, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                   0-26700                    87-0461856
-------------------------        ---------------          ----------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)             File Number)             Identification No.)


One Technology Drive Building H - ESYN, Irvine, CA                92618
--------------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (949) 753-0590
                                                   --------------

                               1 Technology Drive
                                 Building H-ESYN
                                Irvine, CA 92618
                                  949-753-0590
                            ------------------------
         (Former Name or former address, if changed, since last report)

Item 2.           Acquisition or Disposition of Assets

Acquisition of Nacio Systems, Inc.
---------------------------------

         The Registrant, eSynch Corporation, a Delaware corporation, signed, but has not consummated, an agreement to acquire all of the outstanding capital stock of Nacio Systems, Inc. ("NSI"), a California corporation. The acquisition was to be pursuant to an exchange of stock between holders of NSI stock and the Registrant conducted in accordance with the original Plan of Reorganization of NSI under Chapter 11 of the U.S. Bankruptcy Code. NSI amended the Plan on April 25, 2003 which was approved by the Bankruptcy Court's on May 22, 2003 which ordered that the Registrant undo the previous acquisition of NSI capital stock and undo the stock issuance previously consummated by the Registrant and the common and preferred shareholders of NSI. The Registrant is appealing that decision of the Bankruptcy Court but will only hope to receive monetary damages.

         The previous Exchange Ratio was calculated based on the issuance under the Plan of .5858 share of the Registrant's authorized and previously unissued common shares in exchange for one (1) whole share of common stock of NSI and
1.8841 of the Registrant authorized and previously unissued common shares in exchange for one (1) whole share of the Series A and Series B preferred stock of NSI. Registrant therefore paid NSI a total of 30 million shares of the Registrant common shares for all the common and preferred shares of NSI representing a total value of $1, 200,000 in shares of the Registrant's authorized and unissued Common Stock (valued at $0.04 per Registrant's share) plus an investment in NSI's working capital of $500,000.

         The Registrant intended to continue to operate business of NSI as a stand-alone subsidiary. There may be some uncertainty concerning making an estimate of the value of NSI; however, the Registrant estimated the value of the long-lived assets at approximately $8 million.

         Former director and President of the Registrant, David Lyons, personally benefited from the amendment of the Plan. He timed his resignation on April 22, 2003, from the Registrant's Board and from the office of President to coincide with his revealing that he was joining the new Nacio investors group to take the opportunity from the Registrant. He was trying to do away with, by his own admission, any and all of his fiduciary duties to the Registrant and its stockholders.

         The Registrant considers all of the capital stock of the Registrant that had been issued in exchange for shares of NSI to have been forfeited by the NSI holders due to the amendment of the Plan. The Registrant is endeavoring to recover all of the stock certificates that have been thus voided.

         The Registrant considers David Lyons to have intentionally breached his fiduciary duties, knowing that his conduct would not be in the best interests of the Registrant and its stockholders. Stockholders have begun to sue Mr. Lyons to recover alleged damages.

         The Registrant endeavors to dispose of its operating subsidiaries for the best prices available.

         February 1, 2003, the assets of Kiss Software Corporation where disposed of to James Budd for balance of all moneys due Mr. Budd. The assets of Kiss Software Corporation were of minimal value. We at present do not believe that we will be required to file under Item 7 hereof any audited or pro forma financial information on account of this disposition of assets.

         The Registrant has identified two companies, River Corporation and Redwood Financial, LLC, that desire to acquire Oxford Media and Kiss Software Corporation, respectively. The Registrant is in negotiations with the potential acquirers. The closing of these acquisitions is subject to negotiating the definitive contracts and many other potential conditions.



Item 5. Other Information and Regulation FD Disclosure

         The Registrant moved its headquarters to 1 Technology Drive, Building H-ESYN, Irvine, CA 92618, November 1, 2002.


         The Registrant has not filed their annual report on Form 10-K for the year ended December 31, 2002 and the Form 10-Q for quarter March 31, 2003. As a result, the Registrant has been delisted from the OTCBB to the Pink Sheets.

         The Registrant is having its independent auditors audit its financial statements. It plans to prepare and file as soon as possible its delinquent SEC reports under the Securities Exchange Act of 1934. The Registrant was without financial resources to pay the costs until short-term loans were recently received by the Registrant from Thomas C. Hemingway, CEO and Director of the Registrant.

         Aside from the resignation of David Lyons, Robert Orbach resigned for personal reasons from the Registrant's Board, which presently consists of three remaining individuals: Thomas C. Hemingway, T. Richard Hutt, and James H. Budd.


         At a meeting of its Board of Directors on April 29th 2003, a resolution was duly adopted setting for the approval of a stock combination (reverse split) of the Common Stock in an exchange ration ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each forty outstanding shares of Common Stock and the approval of a name change for the Company form eSynch Corporation to Mergence Corporation

         The Board approved, and recommended that the shareholders of the Corporation approve, an amendment to the Corporation's Certificate of Incorporation, as theretofore amended, to a stock combination (reverse split) of the Common Stock in an exchange ratio ranging from one newly issued share for each two outstanding shares of Common Stock, to one newly issued share for each forty outstanding shares of Corporation Stock. The stockholders approved the reverse stock split on July 28, 2003. Subsequently we distributed a Schedule 14C Information Statement reporting that stockholder approval. The reverse stock split has not as yet been consummated. The Board has discretion to effect the reverse stock split at a time and date selected by the Board.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ESYNCH CORPORATION
                                            (Registrant)



Date: July 29, 2003                      By: /s/ THOMAS HEMINGWAY
                                             -------------------------------
                                             Thomas Hemingway,
                                             Chief Executive Officer

                               ESYNCH CORPORATION

                                INDEX TO EXHIBITS


EX. NO.         DESCRIPTION
-------         -----------
2.1             Plan of Reorganization of NSI dated January 17, 2003.

2.2             Amendment of Plan of Reorganization of NSI dated April, 2003.